EXHIBIT 99.4

DOYEN ELEMENTS, INC.

AMENDED EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (hereinafter “Agreement”), is made, entered into and effective as of November 6, 2017 by and between Doyen Elements, Inc. (hereinafter the “Employer”), and , Cynthia Boerum (hereinafter “Employee”), an individual resident of the State of California. Either the Employer or Employee may be individually referred to herein as a “party,” or collectively as the “parties.”

RECITALS

WHEREAS, the Employer desires to employ Employee as it’s Chief Executive Officer, Chief Financial Officer and Chairman of the board of directors (the “Board”);

WHEREAS, Employee desires to be employed by the Employer; and

WHEREAS, for their mutual benefit, the Employer and Employee desire to set forth the terms and conditions of employment of Employee by the Employer as provided herein; and

WHEREAS, Employee acknowledges that the restrictions and covenants contained in this Agreement constitute a material inducement for the Employer to enter into this Agreement and provide employment to Employee; and

WHEREAS, Employee wishes to enter into a new employment relationship with the Employer whereby Employee receives the independent consideration offered in this Agreement and whereby Employee receives access to confidential information and existing and prospective clients; and

WHEREAS, Employee acknowledges that Employee will be employed in a position of trust and confidence and will have access to and will become familiar with the products, methods, technology, services and procedures used by the Employer and its clients; and

WHEREAS, Employee acknowledges that the Employer has expended significant time and money on the development of client goodwill and a sound business reputation, and that as part of Employee’s duties, Employee will develop and maintain close working relationships with the Employer’s clients and prospective clients.

AGREEMENTS

NOW THEREFORE, in consideration of the foregoing recitals, the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Employer and Employee agree as follows:

ARTICLE ONE EMPLOYMENT

1.1 Terms of Employment. Subject to the terms and conditions hereof, the Employee’s employment hereunder shall commence on November 6, 2017 and shall continue for three (3) years; then renewal annually. Previous Employment as COO began on September 1 2017 and ended on November 6, 2017. All monies owed during this previous timeframe will be paid accordingly.

1.2 Employment Duties. Employee shall be employed to perform such duties and as are generally set forth in Schedule A, which may be amended from time to time without affecting the enforceability of the terms contained herein.

1.3 Compensation. Employee shall be employed by the Employer as an Employee and shall be compensated with a base salary and a bonus salary as generally set forth in Schedule A, which may be amended from time to time without affecting the enforceability of the terms contained herein. All compensation shall be payable throughout such Employment Term in accordance with the Employer’s customary payroll practice for its employees.

1.4 Employee Performance. Employee agrees to perform the duties assigned to Employee pursuant to this Agreement to the best of Employee’s ability and in a competent, efficient and satisfactory manner.

ARTICLE TWO

COMMUNICATIONS & BACKGROUND CHECKS

2.1 Electronic Mail Address. The Employer may issue Employee an Employer-issued e-mail address for Employee to use for in the performance of Employee’s duties for the Employer. Any Employer-issued e-mail address(es) are the sole property of the Employer, are to be used for business purposes only, and are not for personal use. The Employer reserves the right to inspect and review any information contained therein at any time at its sole discretion. Employee shall have no right to privacy regarding any such information.

2.2 Background Checks. At any time in Employer’s sole discretion, it may conduct background checks and other investigations regarding Employee. Furthermore, from time to time, Employer’s clients and vendors may require additional background and credit checks. Employee consents to such checks and investigations and agrees to provide any required written authorizations or consents.

ARTICLE THREE

TERMINATION

3.1 Termination. Employee’s employment hereunder shall at all times be “at-will” meaning either party may terminate the employment relationship at any time upon written notice and without any reason. Upon termination of the employment relationship, no further compensation will be due and the eligibility for the payment of any bonus compensation shall cease.

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3.2	Severance.

3.2.1 If Employer terminates Employee’s employment without Cause (as defined below) and provided Employee signs and does not rescind a reasonable separation and release agreement prepared by Employer (the “Release”), Employer will pay Employee one year of Employee’s then current Base Salary, less applicable payroll taxes, deductions, and withholding (the “Severance Pay”).

3.2.2 The Severance Pay will be paid within thirty (30) days following the effective date of Employee’s termination (the “Separation Date). Notwithstanding the foregoing, no payments will be made by Employer pursuant to this Section 3.2 unless, within the 45- day period (1) Employee has signed and returned the Release to Employer and (2) any applicable rescission periods have expired without rescission. Any payments pursuant to this Section 3.2 that, but for the immediately preceding sentence, would otherwise have been payable by Employer during the 45-day period, will be paid by Employer in a lump sum on the first payroll cycle after the expiration of the 45-day period.

3.2.3 If Employee breaches or threatens to breach any term of Article 4 of this Agreement, Employer will no longer be obligated to pay Employee, and will immediately cease paying Employee, any and all unpaid Severance Pay installment payments that otherwise would be due to Employee under Section 3.2.

3.2.4 Definition of “Cause.” For purposes of Section 3.2., “Cause” will mean: (1) a material improper act or act of fraud, including without limitation a conviction for theft or embezzlement from Employer; (2) conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony; or (3) willful engagement in dishonesty, illegal conduct or gross misconduct, which adversely effects Employer in a material manner where the Employee has received the opportunity to cure and such conduct after thirty days’ notice.

ARTICLE FOUR

COVENANTS AND RESTRICTIONS

4.1 Nondisclosure of Confidential Information. Employee shall hold in strictest of confidence and will never, without prior written authorization of the Employer or its legal counsel, divulge, disclose, furnish, transfer, convey, communicate or make accessible or use in any way for Employee’s own or another’s benefit, any of Employer’s Confidential Information Supplier/Vendor Confidential Information, or any Customer Confidential Information (collectively “Confidential Information”) as defined below, except: (1) as may be required or necessary to enforce the terms of the Agreement; (2) as may be required by subpoena or a Court; (3) as may be necessary in the preparation for any state or federal tax returns; or (4) as otherwise may be required by law. Upon termination of Employment, Employee shall deliver to the Employer all materials that include Confidential Information belonging to the Employer in addition to all other property of the Employer in the Employee’s possession. Under no circumstance shall Employee use the Confidential Information for the Employee’s personal benefit or gain or for the benefit or gain of any other person other than the Employer.

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4.2 Duty to Disclose Agreement. Employee shall disclose and make available this Agreement to any employer, or potential employer, or other business in which Employee may hereafter render services, and shall keep the Employer apprised of Employee’s employment status for a period of twelve (12) months following the termination of this Agreement or the Employee’s employment with the Employer. Furthermore, the Employer shall have the right to notify any potential employer of the Employee of the existence of this Agreement.

4.3 Definitions.

4.3.1 Customer Confidential Information. For purposes of this Agreement “Customer Confidential Information” means any information or compilation of information, not generally known, which is provided to the Employer by its customers or potential customers, is proprietary to the customer or potential customer and relates to the customer’s or potential customer’s existing or reasonably foreseeable business. Information provided to the Employer by a customer or potential customer shall be treated as Customer Confidential Information.

4.3.2 Supplier/Vendor Confidential Information. For purposes of this Agreement “Supplier/Vendor Confidential Information” means any information or compilation of information, not generally known, which is provided to the Employer by its suppliers or vendors, is proprietary to the supplier or vendor and relates to the supplier’s or vendor’s existing or prospective business relationship with the Employer. Information provided to the Employer by a supplier or vendor shall be treated as Supplier/Vendor Confidential Information.

4.3.3 Employer’s Confidential Information. For purposes of this Agreement “Employer’s Confidential Information” means any information (whether in written or electronic form and whether communicated orally or otherwise) which is proprietary to the Employer, and is not generally known, and relates to the Employer’s existing or foreseeable business including, but not limited to: (i) trade secrets, (ii) computer programs (including all algorithms, codes and documentation relating thereto), (iii) any and all information relating to the Employer’s marketing techniques, mailing lists, customer and prospective customer lists, financial and compensation matters, and vendor relationships and (iv) any other compilation, list, program, devise, method, technique or process that derives independent economic value, actual or potential from not being generally known to, and not being readily ascertainable by proper means by other persons who can derive economic value from its disclosure or use. Information shall be treated as Employer’s Confidential Information irrespective of its source, and all information that the Employer identifies as being “confidential” or “trade secret” and which is not generally known pursuant to the Illinois Trade Secret Act shall be presumed to be Employer’s Confidential Information. Employer’s Confidential Information shall not lose its confidential or proprietary status merely because it was known by a limited number of other persons or entities or because it did not entirely originate with the Employer.

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4.4 Enforcement. It is recognized that damage in the event of breach of the Employee’s covenants under this Agreement will be difficult if not impossible to ascertain. It is therefore agreed that the Employer, in addition to or without limiting any other remedy or right that it might have pursuant to statute, shall have the right to:

4.4.1 An injunction against Employee issued by a court of competent jurisdiction enjoining such breach. Employee hereby consents to the issuance of any preliminary or permanent injunction without limitation and without bond; and

4.4.2 An award of the Employer’s attorneys’ fees and costs of enforcement or legal action incurred in protecting its interests under and enforcing or attempting to enforce this Agreement, including but not limited to attorneys’ fees incurred in litigation, voluntary arbitration, trial, in all appellate courts, and the costs and attorneys’ fees related to the collection of any amounts awarded by a court or arbitrator, without limitation to manner or form against the Employee; and

4.4.3 Any other remedy provided by law which is not inconsistent with the remedies set forth above; and

4.4.4 All provisions in this Agreement require the Employee to do or to refrain from certain activities shall be tolled for so long as Employee is in violation of this Agreement.

4.5 Inventions. With respect to Inventions made, authored, or conceived by Employee either solely or jointly with others during employment by Employer or within twelve (12) months after termination of employment, Employee shall promptly and fully disclose and describe such Inventions in writing to the Employer, assign (and does hereby assign) to Employer all of Employee’s rights to such Inventions and to applications for letters, patent and/or copyright in all countries and to all letters patent and/or copyrights granted upon such Inventions in all countries. Employee will, during the term of this Agreement and thereafter, do such other acts as may be necessary in the Employer’s opinion to preserve property rights against forfeiture, abandonment or loss and to obtain and maintain letters patent and/or copyrights and to vest the entire right and title thereto in the Employer. The provisions of this paragraph shall not apply to Inventions made, authored or conceived by Employee after termination of this Agreement if such Inventions do not relate directly to the Employer’s business or to the Employer’s actual or demonstrably anticipated research or development and do not result from any work performed by Employee for the Employer and no Employer Confidential Information is used in the making, authorship or conception of the Invention or discovery. For purposes of this Agreement, “Inventions” means discoveries, concepts, ideas and works of authorship, whether or not patentable or subject to copyright including but not limited to processes, methods, formulas, and techniques, as well as improvement or know-how concerning any present or prospective activities of the Employer with which the Employee becomes acquainted as a result of his employment by the Employer or which are conceived by Employee during the employment by the Employer or within one year thereafter.

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4.6 Proprietary Rights. Ownership of, and all rights in, any work product that Employee is providing to the Employer under this Agreement, which includes, but is not limited to designs, inventions, developments and improvements (the “Work”), including trademarks, patents and copyrights applicable to the same, shall belong exclusively to the Employer, which the Employee hereby assigns to the Employer. The parties to this agreement agree to consider as a “work made for hire” any work requested by the Employer that qualifies as such under the United States copyright laws. To the extent that the Work cannot be a “work made for hire” or when necessary for any other reason, Employee will provide the Employer with all such assignments of rights, covenants and other assistance, and do all necessary acts that may be required for the Employer through trademark, patent or copyright applications or otherwise, to enforce and obtain the full benefit of the rights provided herein. If the Work contains materials previously developed or copyrighted by the Employee or others, the Employee grants to the Employer, or agrees to obtain for the Employer an unrestricted, royalty-free license to use and copy such materials. Any license so granted or obtained shall include the right for the Employer to grant an unrestricted, royalty- free license to any affiliate of the Employer. The Employee shall place a copyright notice on the Work at the Employer’s request.

4.7 Severability of Covenants. The covenants contained in this Agreement constitute a series of separate but ancillary covenants. If in any judicial proceeding a court shall hold that any of the covenants set forth herein exceed the time, geographic, or occupational limitations permitted by applicable laws, Employee and the Employer agree that such provisions shall and hereby are reformed to the reflect the maximum time, geographic, or occupational limitations permitted by such laws. Further, in the event a court shall hold unenforceable any of the separate covenants deemed included herein, then such unenforceable covenant or covenants shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding. Employee and Employer further agree that the covenants herein shall each be construed as a separate agreement independent of any other provisions of this Agreement, and the existence of any claim or cause of action by Employee against the Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of any of the covenants herein.

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ARTICLE FIVE

EMPLOYEE REPRESENTATIONS AND WARRANTIES

5.1 Employee Representations and Warranties. Employee hereby represents and warrants that Employee is not currently bound by the provisions of any agreement or contract regarding any former employment, independent contractor or agent relationship, including but not limited to provisions regarding non-competition, non-solicitation or confidential information. Employee further represents and warrants that Employee is not in possession of any confidential or proprietary information gained as a result of any former employment, independent contractor or agent relationship and that Employee will not bring any such information into any workplace or onto any premises of the Employer or utilize any such information during the term of employment by the Employer. Employee hereby agrees to defend, indemnify and hold the Employer harmless from any claim or liability for which the Employer may become subject as a result of a breach by Employee of this Article.

ARTICLE SIX MISCELLANEOUS

6.1 Notices. Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or 48 hours after deposit in the United States mail, first class postage fully prepaid, or email addressed to such party at its last known address.

6.2 Law Governing; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. Venue shall exist in the District Court of Nevada for the resolution of any matter relating to this Agreement and each party submits to the jurisdiction of such Court.

6.3 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. Any amendments to this Agreement must be in writing and signed by the party against whom enforcement of that amendment is sought. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

6.4 Presumption. This Agreement or any article hereof shall not be construed against any party due to the fact that said party drafted this Agreement or any article thereof.

6.5 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

6.6 Employment At-Will. Employee acknowledges and agrees that Employee shall remain an at-will employee of the Employer and may be terminated for any reason or no reason at any time.

6.7 Incorporation of Recitals. The recitals are incorporated into this Agreement and made a part hereof. Specifically, Employee acknowledges that the Employee has entered into this Agreement prior to the commencement of Employee’s employment with the Employer.

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6.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Employer, its successors and assigns.

6.9 Survival of Covenants. The covenants and agreements by the Employee shall survive termination of this Agreement or termination of Employee’s employment with the Employer.

6.10 Counterparts. This Agreement may be signed in counterparts by the parties hereto with the same force and effect as if the above parties signed the same original agreement. Facsimile copies and photocopies of the parties’ signatures to this Agreement shall be valid and enforceable to the same extent as original signatures, and the parties hereby waive any requirement that original signatures be produced as a condition of proving the validity of, or otherwise enforcing this Agreement.

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Doyen Elements, Inc.

AMENDED EMPLOYMENT AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the Employer and Employee have caused this Agreement to be executed and effective as of the day and year first above written.

DOYEN ELEMENTS, Inc.
(“EMPLOYER”)

Dated: Nember 6, 2017	By:	Ronald Van Jr.
	Its:	Board Director

(“EMPLOYEE”)

Dated: November 6, 2017	By:	Cynthia Boerum

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SCHEDULE A

EMPLOYMENT AGREEMENT – DUTIES AND COMPENSATION

Employee Name:	Cynthia Boerum

Employee Title:	Chairman of Board, Chief Executive Officer and Chief Financial Officer

Employee Duties: (But not Limited to)

Unless provided otherwise by a resolution adopted by the Board, Employee will: (i) have general active management of the day-to-day business of Employer;

(ii) preside at meetings of the Board; (iii) see that all orders and resolutions of the Board are carried into effect; (iv) have authority to sign and deliver in the name of Employer any deeds, securities, contracts or other instruments pertaining to the business of Employer; (v) maintain records of and certify proceedings of the Board; and (vi) perform such other duties as may from time to time be prescribed by the Board.

Employee Compensation:

Compensation:

               ● Total shares: Eleven Million (11,000,000) common shares. (9,000,000 million originally in Reg A Offering and an additional 2,000,000 million as promotional bonus)

Annual Compensation:

               ● Annual salary of Three Hundred and Fifty Thousand Dollars ($350,000); and

               ● All commercially reasonable expenses.

All compensation is subject to all necessary state and federal tax withholding requirements, payable in accordance with the Employer’s normal payroll practices.

Additional Consideration or Benefits:	Employee is eligible for bonus compensation as determined by the board.

Schedule A – Employment Agreement

Doyen Elements, Inc.

Dated: November 6, 2017	Doyen Elements, Inc. (“EMPLOYER”)

	By:	Ronald Van Jr.
	Its:	Board Director

(“EMPLOYEE”)

Dated: November 6, 2017	By:	Cynthia Boerum

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